SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                 JANUARY 6, 2006

                              DIOMED HOLDINGS, INC.


           DELAWARE                    000-32045                   84-140636
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

             1 DUNDEE PARK
               ANDOVER, MA                         01810
(Address of Principal Executive Offices)        (Zip Code)

       Registrant's telephone number, including area code: (978-475-7771)

ITEM 8.01. OTHER EVENTS.

On January 3, 2006, through a press release issued by AngioDynamics Inc. ("AngioDynamics"), a subsidiary of E-Z-EM, Inc., Diomed Holdings, Inc. (the "Company"), learned that a lawsuit had been filed against the Company in the U.S. Federal District Court for the District of Delaware by AngioDynamics, seeking a declaratory judgment that the claims of U.S. Patent Number 6,981,971 (the "971 Patent") are invalid, unenforceable and not infringed by AngioDynamics. The 971 Patent relates to a particular introducer sheath/optical fiber arrangement that may be used in the endovascular laser treatment of varicose veins. The 971 Patent was issued by the U.S. Patent and Trademark Office on January 3, 2006, the day AngioDynamics filed the lawsuit.

The Company believes AngioDynamics' declaratory judgment action regarding the 971 Patent to be without merit, and intends to address and respond appropriately to the allegations contained in AngioDynamics' complaint in this action.

In a separate action that the Company commenced in January 2004, the Company sued AngioDynamics in the U.S. Federal District Court for the District of Massachusetts, seeking injunctive relief and damages for infringement of Diomed's U.S. Patent No. 6,398,777 (the "777 Patent"). The issues raised in the AngioDynamics' 971 Patent suit are unrelated to the 777 Patent litigation, which is currently pending.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  DIOMED HOLDINGS, INC.

Date:January 6, 2006                              By:    /s/  DAVID B. SWANK
                                                         ---------------------
                                                  Name:  David B. Swank